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                                                                 Exhibit 10.29



                            THIRD AMENDMENT TO LEASE
                          --------------------------

         THIS THIRD AMENDMENT TO LEASE ("Amendment") is made effective as of the 24th day of February, 2000, between The Metcalf Family Living Trust Dated June 11, 1993 (as "Landlord") and Onyx Pharmaceuticals, Inc., a Delaware corporation (as "Tenant"), with reference to the following facts.

                                    RECITALS

         A. Landlord (through its predecessor-in-interest) and Tenant are parties to that certain "Lease" dated as of September 9, 1992 (the "Original Lease"), as amended by that certain "First Amendment to Lease", dated April 21, 1993 (the "First Amendment"), and that certain "Second Amendment to Lease", dated April 23, 1996 (the "Second Amendment"). (The Original Lease, together with the First Amendment and the Second Amendment are referred to herein as, collectively, the "Existing Lease". From and after the date hereof, all references to "the Lease" shall mean the Existing Lease, as amended by this Amendment.)

         B. The Existing Lease provides for two (2) options to extend, each for a period of five (5) years. Tenant has exercised the first option to extend ("First Option") and desires to perform certain improvements in the Premises and to the Building.

         C. Landlord and Tenant now desire to memorialize the terms and conditions of the First Option and applicable to the proposed improvements.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant agrees as follows:

                                    AGREEMENT

1. RECITALS. The above Recitals are true and correct and are incorporated herein by this reference.

2. TERM. The term of the Lease shall be deemed extended for the period of five (5) years, which constitutes the First Option period. The First Option period shall commence on May 1, 2000 and shall expire on April 30, 2005.

3. MINIMUM RENTAL. Minimum Rental for the First Option period shall be as follows:


         5/1/00 - 4/30/01           $52,836/month

         5/1/01 - 4/30/02           $54,421/month

         5/1/02 - 4/30/03           $56,054/month

         5/1/03 - 4/30/04           $57,735/month


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         5/1/04 - 4/30/05           $59,467/month


4. TENANT IMPOVEMENTS. Tenant shall be permitted to construct certain improvements in and on the Premises in accordance with this Lease, including but not limited to expanded laboratory facilities. Following execution of this Amendment, Tenant shall prepare and present to Landlord for Landlord's review and approval (not to be unreasonably withheld or delayed), plans and specifications for the contemplated improvements (the "Improvements"). Within ten (10) days after delivery of such plans by Tenant, Landlord shall either reasonably approve or disapprove such plans by written notice to Tenant, and if Landlord shall reasonably disapprove such plans, Landlord shall specify with particularity the reasons therefor. Landlord and its architect and/or engineer shall reasonably cooperate with Tenant in Tenant's preparation of plans and specifications for the Improvements. Following approval of plans and specifications by Landlord, Tenant shall promptly and diligently undertake and complete, subject to delays for causes beyond its reasonable control, the Improvements in accordance with the approved plans and specifications. Such work shall be performed in a neat and workmanlike manner, shall conform to all applicable governmental codes, laws and regulations in force at the time such work is complete, shall be performed in a manner that does not disturb other tenants at the Property and that complies with Landlord's reasonable rules and regulations, shall be performed by a licensed contractor satisfactory to Landlord, and shall comply with all other conditions of Section 7.1 of the Original Lease applicable to alterations or improvements by Tenant. Tenant shall be responsible for obtaining all required permits and governmental approvals for its work. For and applicable only to the actual Improvements constructed, Landlord shall pay the Construction Allowance, as described in Section 5, hereinbelow.

5. CONSTRUCTION ALLOWANCE. Landlord shall pay for actual construction of the Improvements, a sum not to exceed Five Hundred Sixty-eight Thousand One Hundred Twenty-eight Dollars ($568,128) ("Construction Allowance"), as follows:

         (a) Prior to any request for payment, Tenant shall have approved the status of construction of the Improvements and satisfied itself that the work is complete to that point, provided however, Landlord shall have the right to inspect and approve any and all roof construction/installation, such approval not to be unreasonably withheld or delayed;

         (b) Tenant shall forward to Landlord the contractor's request for payment along with Tenant's approval of the work. Payment by Landlord (which may include payments to subcontractors) shall be made directly to the contractor
(or subcontractor, as the case may be) within twenty (20) days after receipt by Landlord of the documentation required by this Amendment (and, in the case of any roof work, completion of Landlord's inspection).

         (c) Requests for such payment shall not be submitted more often than once every two (2) weeks.

         (d) Requests for payment shall be accompanied (i) for the first payment, by conditional lien releases applicable to the work for which payment is being requested; (ii)


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for all future payments, by conditional lien releases applicable to the work for which payment is being requested and unconditional lien releases for all work for which payment has previously been made. Tenant shall be responsible for obtaining unconditional lien releases upon Landlord's final payment and shall record a Notice of Completion with a conformed copy to be forwarded to Landlord. Failure to do so within thirty (30) days after final payment and notice to Tenant requesting such Notice of Completion shall constitute a breach of the Lease.

         (e) In the event that the cost of completion of the Improvements exceeds the Construction Allowance, the Improvements shall nevertheless be completed and any excess shall be payable by Tenant.

6. LEASE REMAINS IN EFFECT. Except as modified by this Amendment, the Existing Lease remains unchanged and in full force and effect, and specifically, nothing contained in Section 5 above shall be construed to alter Section 8.1 ("Landlord's Work") or Section 8.2 ("Tenant's Obligation for Maintenance") in the Original Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:                                    TENANT:

THE METCALF FAMILY LIVING                    ONYX PHARMACEUTICALS, INC.,
TRUST DATED JUNE 11, 1993                    a Delaware corporation

By: /s/ David Metcalf                        By: /s/ Judith I. Blakemore
    ------------------------------               ------------------------------
        David Metcalf, Trustee                       Judith I. Blakemore
                                                 ------------------------------
                                            Its:   Chief Operating Officer
                                                 ------------------------------


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